Delaware Pooled Trust
N-SAR

Exhibit List


Exhibit		Reference

77.D1	Policies with respect to
security investments for The Emerging
Markets Portfolio incorporated into this filing by reference to a 497(e) filing which occurred on August 21, 2006.

77.D2	Policies with respect to
security investments for The Emerging
Markets, The High-Yield Bond, The Mid-
Cap Growth Equity and The Smid-Cap
Growth Equity Portfolios incorporated into this filing by reference to a 497(e) filing which occurred on August 21, 2006.